EXHIBIT 24.2


                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-53285 and in Registration Statement No.'s 33-68376, 33-99852, 333-4160 and 333-32033 of Industrial Holdings, Inc. on Form
S-3 and in Registration Statement No.'s 33-68354, 333-27827, and 33-62653, each on Form S-8 of our report dated July 31, 1998, with respect to the financial statements of Beaird Industries, Inc. as of March 31, 1998 and for the year then ended which report appears in Form 8-K of Industrial Holdings, Inc. dated September 14, 1998.



Simonton, Kutac & Barnidge, L.L.P.

Houston, Texas
November 18, 1998

                                     Ex-3